Exhibit 99

For Release

MANNING & NAPIER, INC. REPORTS FOURTH QUARTER AND YEAR-END 2011 EARNINGS RESULTS

FAIRPORT, NY, February 15, 2012 – Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today reported 2011 fourth quarter and full-year results for the period ended December 31, 2011.

2011 Highlights

•	2011 revenue increased 29.2% year-over-year to $330.0 million

•	Economic income, a non-GAAP measure, increased 36.2% to $156.7 million in 2011

•	Economic net income, a non-GAAP measure, increased 36.2% to $1.08 per adjusted share in 2011

•	AUM at December 31, 2011 was $40.2 billion, with 2011 net client inflows of $4.7 billion

•	Successfully completed the Company’s initial public offering, raising proceeds of $163.0 million

•	Continued to invest in new products and sales/service team commensurate with strategic plans

•	Strategically aligned existing capabilities to address clients’ needs for total retirement solutions

Patrick Cunningham, Manning & Napier’s Chief Executive Officer, commented, “2011 was a year of significant growth at Manning & Napier, culminating in our initial public offering. Despite ongoing market volatility, we were able to grow revenue and economic net income through strong flows to our mutual funds and separate account products. While consumer sentiment and continued success of exchange-traded funds have caused actively managed long-term mutual funds to experience outflows industry wide, we believe the Company’s investment disciplines and diversified product line-up — including our risk-based and target-date funds, our international equity products and our forthcoming active asset allocation target date collective trusts using underlying exchange-traded funds — have positioned us well in industry growth segments for continued success.”

“However, 2011 was a difficult year in many respects for investors and presented challenges across global economies. We were not immune. For the most part we did not emphasize high dividend-paying stocks that were among the biggest winners in 2011. We were selective in owning attractively valued global growth companies that could continue to gain market share despite slow overall U.S. and developed countries’ economic activity. We think this positions us well for the environment going forward and our long-term performance remains strong and competitive with 78 percent of our mutual fund assets in funds with 4- or 5-star Morningstar ratings as of December 31, 2011.”

Cunningham continued, “2011 provided evidence of the strength of our business. We introduced new equity products including the Manning & Napier Emerging Market Series and Inflation Focus Equity Series. We grew revenues by 29% with rapid growth in economic income and we were able to sustain that growth while distributing nearly $150.0 million in pre-IPO owner dividends in 2011.”

Cunningham concluded, “Manning & Napier is committed to helping clients solve problems and addressing the growing issues around financial well-being and the rising costs of healthcare. As we enter 2012, we continue to focus on expanding our geographic reach, introducing new products to the marketplace, and, as always, providing solutions to achieve long-term financial security for our clients.”

Fourth Quarter 2011 Financial Review

Manning & Napier reported fourth quarter 2011 revenue of $80.4 million, an increase of 9.4% over revenue of $73.5 million reported in the fourth quarter of 2010, and a decrease of 6.3% from revenue of $85.8 million reported in the third quarter of 2011. The changes in revenue were generally consistent with changes in average assets under management, which increased by 10.7% over the fourth quarter 2010 and decreased by 4.7%, compared with the third quarter 2011.

Operating expenses were $255.8 million, or $40.5 million excluding non-cash reorganization-related share-based compensation of $215.3 million. The $40.5 million represents a $0.4 million decrease in expenses, compared with the fourth quarter 2010, and a $2.2 million decrease in expenses compared with the third quarter of 2011. Expenses decreased in the fourth quarter compared with the third quarter due to lower compensation and other operating expenses.

Generally Accepted Accounting Principles (“GAAP”) based operating loss was $175.5 million for the fourth quarter and $39.8 million of operating income for the quarter after excluding non-cash reorganization-related share-based compensation charges. The $39.8 million represents a $7.3 million increase over fourth quarter 2010 and a $3.3 million decrease from third quarter 2011. Operating margin for the fourth quarter of 2011, excluding non-cash reorganization-related share-based compensation expense was 49.6%, compared with 44.3% in the fourth quarter of 2010 and 50.2% in the third quarter of 2011.

The Company uses economic income and economic net income to provide greater clarity regarding the cash earnings of the business by removing non-cash reorganization-related share-based compensation charges and non-cash interest expense on shares subject to mandatory redemption, as defined in the Non-GAAP Financial Measures section below. On this basis, Manning & Napier reported fourth quarter 2011 economic income of $40.0 million, compared with $32.6 million in the fourth quarter of 2010, and $43.3 million in the third quarter of 2011. Also for the fourth quarter 2011, economic net income was $24.7 million, or $0.27 per adjusted share, compared with $20.2 million in the fourth quarter of 2010, and $26.7 million in the third quarter of 2011.

On a GAAP basis, net loss attributable to the controlling and noncontrolling interests for the fourth quarter was $179.7 million, compared with net income attributable to the controlling and noncontrolling interests of $19.0 million in the fourth quarter of 2010 and $29.7 million in the third quarter of 2011. The fourth quarter 2011 net loss was attributable to non-cash reorganization-related share-based compensation expense of $215.3 million and non-cash interest expense on shares subject to mandatory redemption of $3.1 million. The GAAP net loss attributable to the common shareholders of $27.2 million, or $2.11 per basic and diluted share, reflects the public ownership of the Company’s subsidiary, Manning & Napier Group, LLC. The remaining ownership interest is attributed to the other members of Manning & Napier Group, LLC.

Full Year 2011 Financial Review

Manning & Napier reported 2011 revenue of $330.0 million, an increase of 29.2% over revenue of $255.5 million reported in 2010. The increase in 2011 was attributable to organic flows of $4.7 billion during the year and a 30.4% increase in average assets under management as compared with 2010.

Operating expenses were $388.8 million, or $173.5 million excluding non-cash reorganization-related share-based compensation of $215.3 million. The $173.5 million represents a 23.4% increase from 2010, resulting from investment in distribution efforts, new hires, higher levels of mutual fund assets and operating expenses related to the Company’s initial public offering in November 2011. GAAP-based operating loss was $58.8 million for 2011, and $156.5 million of operating income for the year after excluding non-cash reorganization-related share-based compensation charges. The $156.5 million represents a $41.6 million increase over 2010. Operating margin for 2011, excluding non-cash reorganization-related share-based compensation expense, was 47.4%, compared with 45.0% in 2010.

As noted above and in the Non-GAAP Financial Measures section below, the Company uses economic income and economic net income to provide greater clarity regarding the cash earnings of the business by removing non-cash reorganization-related share-based compensation charges and non-cash interest expense on shares subject to mandatory redemption. On this basis, Manning & Napier reported 2011 economic income of $156.7 million, compared with $115.1 million in 2010. Also for 2011, economic net income was $96.8 million, or $1.08 per adjusted share, compared with $71.0 million in 2010.

On a GAAP basis, net loss attributable to the controlling and noncontrolling interests for 2011 was $106.4 million, compared with net income attributable to the controlling and noncontrolling interests of $53.1 million in 2010. The 2011 net loss was driven by non-cash reorganization-related share-based compensation expense of $215.3 million and non-cash interest expense on shares subject to mandatory redemption of $45.8 million.

Assets Under Management

As of December 31, 2011, assets under management were $40.2 billion, an increase of 3.5%, compared with $38.8 billion as of December 31, 2010, and an increase of 3.7% from the $38.8 billion reported as of September 30, 2011. As of December 31, 2011, the composition of our AUM was 56% in separate accounts and 44% in mutual funds and collective investment trusts, as compared with 59% in separate accounts and 41% in mutual funds and collective investment trusts as of December 31, 2010.

The year-over-year increase in assets under management was driven by net new client flows of $4.7 billion, including gross client inflows of $13.8 billion offset by gross client outflows of $9.1 billion. Separate account gross client inflows of $4.5 billion were offset by gross client outflows of $3.5 billion. For mutual funds and collective investment trusts, gross client inflows of $9.3 billion were offset by gross client outflows of $5.6 billion. Of the $4.7 billion of net new client flows, $3.7 billion, or 80%, was derived from mutual funds and collective investment trusts and $1.0 billion, or 20%, was attributable to separate accounts. The separate account cancellation rate for the year ended December 31, 2011 was 4.3%.

The sequential increase in assets under management from September 30, 2011 was driven by market appreciation of $1.9 billion, or 5%, offset by net client outflows of $0.5 billion. Of the $0.5 billion of net client outflows, $0.4 billion, or 76%, was derived from mutual funds and collective investment trusts and $0.1 billion, or 24%, was attributable to separate accounts.

Balance Sheet Review

As of December 31, 2011, cash and cash equivalents was $81.2 million. Prior shares subject to redemption obligations expired with the Company’s initial public offering completed in the fourth quarter of 2011. The Company had no debt outstanding as of December 31, 2011.

Conference Call

Manning & Napier will host a conference call to discuss its fourth quarter and year-end 2011 earnings results on Thursday, February 16, 2012, at 8:00 a.m. ET. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference the “Manning & Napier fourth quarter earnings conference call”. A live webcast will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through March 1, 2012. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering the ID# 49373445. A webcast replay will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its combined consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Refer to schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses economic income and economic net income as financial measures to evaluate the profitability and efficiency of its business model. Economic income and economic net income are not presented in accordance with GAAP. Economic income excludes from income before provision for income taxes:

•

the non-cash interest expense associated with the liability for shares subject to mandatory redemption. Upon consummation of the initial public offering, such mandatory redemption obligation terminated and the Company no longer reflects in its financial statements non-cash interest expense or the liability related to such obligation; and

•

the reorganization-related share-based compensation, which results in non-cash compensation expense reported over the vesting period. In addition, upon the consummation of the initial public offering, the vesting terms related to the ownership of its employees were modified, including the Company’s named executive officers, other than William Manning. Such individuals were entitled to 15% of their ownership interests upon the consummation of the offering, and 15% of their ownership interests over the subsequent three years. The remaining ownership interests are subject to performance-based vesting over such three-year period. Such new vesting terms will not result in dilution to the number of outstanding shares of the Company’s Class A common stock. As a result of such vesting requirements, the Company will recognize non-cash compensation charges through 2014.

Economic net income is a non-GAAP measure of after-tax operating performance and equals the Company’s economic income less adjusted income taxes. Adjusted income taxes are estimated assuming the exchange of all outstanding units of Manning & Napier Group, LLC into Class A common stock on a one-to-one basis. Therefore, all income of Manning & Napier Group, LLC allocated to the units of Manning & Napier Group, LLC is treated as if it were allocated to Manning & Napier and represents an estimate of income tax expense at an effective rate of 38.25% on economic income for each respective period, reflecting assumed federal, state and local income taxes. Economic net income per adjusted share is equal to economic net income divided by the total number of adjusted Class A common shares outstanding. The number of adjusted Class A common shares outstanding for all periods presented is determined by assuming that all outstanding units of Manning & Napier Group, LLC are converted into our outstanding Class A common stock as of December 31, 2011, on a one-to-one basis. The Company’s management uses economic net income, among other financial data, to determine the earnings available to distribute as dividends to holders of its Class A common stock and to the holders of the units of Manning & Napier Group, LLC.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity and fixed income portfolios as well as a range of blended asset portfolios, such as life cycle funds, that use a mix of stocks and bonds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 471 employees as of December 31, 2011.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

Brendan McManus

CJP Communications

212-279-3115 ext. 216

bmcmanus@cjpcom.com

Investor Relations Contact

Brian Schaffer

CJP Communications

212-279-3115 ext. 229

bschaffer@cjpcom.com

Manning & Napier, Inc.

Combined Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues
Investment management services revenue	$80,358	$85,789	$73,463	$329,992	$255,472

Expenses
Compensation and related costs	235,113	20,890	23,298	305,957	78,416
Sub-transfer agent and shareholder service costs	12,255	12,496	10,537	49,115	36,830
Other operating costs	8,479	9,300	7,078	33,704	25,284

Total operating expenses	255,847	42,686	40,913	388,776	140,530

Operating (loss) income	(175,489)	43,103	32,550	(58,784)	114,942

Non-operating loss
Interest expense on shares subject to mandatory redemption	(3,111)	(13,339)	(13,590)	(45,833)	(61,243)
Other non-operating gain	138	192	89	183	111

Total non-operating loss	(2,973)	(13,147)	(13,501)	(45,650)	(61,132)

(Loss) income before provision for income taxes	(178,462)	29,956	19,049	(104,434)	53,810
Provision for income taxes	1,191	253	64	1,982	712

Net (loss) income attributable to the controlling and the noncontrolling interests	(179,653)	29,703	18,985	(106,416)	53,098
Less: net (loss) income attributable to the noncontrolling interests	(152,486)	29,703	18,985	(79,249)	53,098

Net loss attributable to Manning & Napier, Inc.	$(27,167)	$—	$—	$(27,167)	$—

	November 18, 2011 through December 31, 2011	November 18, 2011 through December 31, 2011
Net loss attributable to the controlling and the noncontrolling interests	$(197,874)	$(197,874)

Less: net loss attributable to the noncontrolling interests	(170,707)	(170,707)

Net loss attributable to Manning & Napier, Inc.	$(27,167)	$(27,167)

Net loss available to Class A common stock per basic and diluted share (1)	$(2.11)	$(2.11)

Weighted average basic and diluted shares of Class A common stock outstanding (2)	12,894,136	12,894,136

(1)

The Company consummated its initial public offering on November 18, 2011. Since that date, the Company has consolidated the results of Manning & Napier Group, LLC due to the Company’s role as its managing member. Therefore, all income for the period prior to November 18, 2011 is entirely attributable to the noncontrolling interest which existed prior to the initial public offering. As a result, in the computation of GAAP earnings per share, only the net income attributable to the Company’s controlling interest from the period subsequent to the initial public offering is considered.

(2)

The computation of weighted average basic and diluted shares of Class A common stock outstanding considers the outstanding shares from the date of the initial public offering, November 18, 2011, through December 31, 2011.

Manning & Napier, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Reconciliation of non-GAAP financial measures:
Net loss attributable to Manning & Napier, Inc.	$(27,167)	$—	$—	$(27,167)	$—
Plus: net (loss) income attributable to the noncontrolling interests	(152,486)	29,703	18,985	(79,249)	53,098

Net (loss) income attributable to the controlling and the noncontrolling interests	(179,653)	29,703	18,985	(106,416)	53,098
Provision for income taxes	1,191	253	64	1,982	712

(Loss) income before provision for income taxes	(178,462)	29,956	19,049	(104,434)	53,810
Interest expense on shares subject to mandatory redemption	3,111	13,339	13,590	45,833	61,243
Reorganization-related share-based compensation	215,324	—	—	215,324	—

Economic income	39,973	43,295	32,639	156,723	115,053
Adjusted income taxes	15,289	16,560	12,484	59,947	44,008

Economic net income	$24,684	$26,735	$20,155	$96,776	$71,045

Reconciliation of non-GAAP per share financial measures:
Net loss available to Class A common stock per basic and diluted share	$(2.11)			$(2.11)
Plus: net (loss) income attributable to the noncontrolling interests per basic and diluted share	(11.82)			(6.14)

Net (loss) income attributable to the controlling and the noncontrolling interests per basic and diluted share	(13.93)			(8.25)
Provision for income taxes per basic and diluted share	0.09			0.15

Loss (income) before provision for income taxes per basic and diluted share	(13.84)			(8.10)
Interest expense on shares subject to mandatory redemption per basic and diluted share	0.24			3.55
Reorganization-related share-based compensation per basic and diluted share	16.70			16.70

Economic income per basic and diluted share	3.10			12.15
Adjusted income taxes per basic and diluted share	1.19			4.65

Economic net income per basic and diluted share	1.91			7.50
Less: Impact of Manning & Napier Group, LLC units converted to publicly traded shares	(1.64)			(6.42)

Economic net income per adjusted share	$0.27			$1.08

Total basic and diluted shares of Class A common stock outstanding	13,583,873			13,583,873
Total units of Manning & Napier Group, LLC	76,400,000			76,400,000

Total adjusted Class A common stock outstanding	89,983,873			89,983,873

Manning & Napier, Inc.

Assets Under Management

(in millions)

	Investment Vehicle			Portfolio
	Separate accounts	Mutual funds and collective investment trusts	Total	Blended	Equity	Fixed Income	Total
Year-to-date Assets Under Management
As of December 31, 2010	$22,935.1	$15,906.6	$38,841.7	$17,280.5	$20,256.9	$1,304.3	$38,841.7
Gross client inflows	4,456.3	9,328.4	13,784.7	4,263.4	9,361.6	159.7	13,784.7
Gross client outflows	(3,496.2)	(5,578.3)	(9,074.5)	(3,231.0)	(5,608.0)	(235.5)	(9,074.5)
Market appreciation (depreciation)	(1,237.1)	(2,114.7)	(3,351.8)	(190.4)	(3,198.5)	37.1	(3,351.8)

As of December 31, 2011	$22,658.1	$17,542.0	$40,200.1	$18,122.5	$20,812.0	$1,265.6	$40,200.1

Quarter-to-date Assets Under Management
As of September 30, 2011	$21,551.7	$17,217.1	$38,768.8	$17,183.1	$20,356.4	$1,229.3	$38,768.8
Gross client inflows	777.9	1,902.3	2,680.2	839.8	1,781.1	59.3	2,680.2
Gross client outflows	(897.6)	(2,283.4)	(3,181.0)	(830.9)	(2,297.9)	(52.2)	(3,181.0)
Market appreciation	1,226.1	706.0	1,932.1	930.5	972.4	29.2	1,932.1

As of December 31, 2011	$22,658.1	$17,542.0	$40,200.1	$18,122.5	$20,812.0	$1,265.6	$40,200.1